Exhibit 99.1

Contact:	Dean Ridlon
Investor Relations Director
Phone: 978-640-5309
Email: Investor_Relations@avid.com

Avid Announces Preliminary First-Quarter Results

Earnings Release and Conference Call Scheduled for April 28, 2005

Tewksbury, MA – April 15, 2005 – Avid Technology, Inc. (NASDAQ: AVID) today announced that its results for the first quarter ended March 31, 2005, are expected to be in line with the expectations the company provided during its fourth-quarter earnings conference call on February 3, 2005.  Revenue for the first quarter is expected to be approximately $165 million, and GAAP earnings per share are expected to be approximately $0.51 per diluted share.  Excluding acquisition-related stock-based compensation expense representing $0.02 per diluted share and amortization expense and related tax benefits representing $0.05 per diluted share, pro forma earnings per share for the first quarter are expected to be approximately $0.58 per diluted share.

Paul Milbury, Avid’s chief financial officer, commented, “We are taking this unusual step of pre-announcing an estimate of our first quarter results in light of Pinnacle Systems, Inc.’s announcement on Wednesday of a lower-than-expected sales outlook for its quarter ended March 31, 2005.”

Avid previously announced its agreement to acquire Pinnacle Systems on March 21, 2005.  The transaction is expected to close in the second or third quarter of 2005, subject to shareholder and regulatory approvals.

Avid will hold a conference call to review its first quarter results on Thursday, April 28, 2005, at 5:00 p.m. EDT, following the dissemination of its press release on those results.

The dial-in number is:	719.457.2665

The replay number is:	719.457.0820 (available 4/28 – 5/5)

The confirmation code
and replay passcode are:	6477695

The call will also be available via live audio Webcast and subsequent replay on the company’s Web site.  To listen via this alternative, go to the Investors page under the Company menu at www.avid.com.

Use of Non-GAAP Financial Measures

The expected pro forma earnings per share listed above are “non-GAAP financial measures” under the rules of the Securities and Exchange Commission (“SEC”).  We have included this information because we believe it is a meaningful measure of our normalized operating performance and will assist investors in understanding our results of operations on a comparative basis.  This pro forma information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles or GAAP.  We use this information internally to help our management more accurately assess the ongoing nature of our operations and measure our performance on a comparative basis.

The above release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including statements about Avid’s financial outlook for the quarter ended March 31, 2005.  There are a number of factors that could cause actual events or results of operations to differ materially from those indicated by such forward-looking statements, such as final GAAP closing entries for the quarter ended March 31, 2005, the possibility that the acquisition will not close or that the closing will be delayed due to antitrust regulatory review or other factors, and the other factors set forth under the caption “Certain Factors That May Affect Future Results” in Avid’s Form 10-K for the year ended December 31, 2004, and other filings with the SEC.  In addition, any forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date.  While Avid may elect to update forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid Technology, Inc.

Avid Technology, Inc. is the world leader in digital nonlinear media creation, management and distribution solutions, enabling film, video, audio, animation, games, and broadcast professionals to work more efficiently, productively, and creatively.  For more information about the company’s Oscar®, Grammy®, and Emmy® award-winning products and services, please visit: www.avid.com.

© 2005 Avid Technology, Inc.  All rights reserved.  Avid, Digidesign, Film Composer and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries.  Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid Film Composer® system for motion picture editing.  Digidesign, Avid’s audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools® digital audio workstation.  Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences.  Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc.  All other trademarks contained herein are the property of their respective owners.